SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2010

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CAPITOL FEDERAL FINANCIAL

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(Exact name of Registrant as specified in its Charter)

United States                                                                000-25391                                                              48-1212142
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(State or other jurisdiction of incorporation)                   (Commission File Number)                   (IRS Employer Identification Number)

700 Kansas Avenue Topeka, Kansas 66603
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(785) 235-1341

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 6, 2010, the Registrant issued a press release stating that it has adopted a plan to reorganize from a two-tier mutual holding company to a full stock holding company and undertake a "second-step" offering of additional shares of common stock.

 Capitol Federal Savings Bank MHC, a mutual holding company formed in 1999, holds approximately 70% of the shares of Capitol Federal Financial, which in turn owns all of the stock of Capitol Federal Savings Bank. The remaining 30% of Capitol Federal Financial’s shares currently are held by public stockholders.

As part of the reorganization, Capitol Federal Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation, Capitol Federal Financial, Inc. The currently outstanding shares of the common stock of the mid-tier holding company, including shares held by the general public, employee stock benefit plans and Capitol Federal Foundation, but excluding shares held by Capitol Federal Savings Bank MHC, will be converted into shares of common stock in Capitol Federal Financial, Inc. using an exchange ratio designed to preserve current percentage ownership interests. Shares owned by Capitol Federal Savings Bank MHC will be retired, and new shares representing that ownership interest will be offered and sold to the Bank’s eligible depositors and borrowers, the Bank’s tax-qualified employee benefit plans and members of the general public as set forth in the Plan of Conversion and Reorganization.  The highest priority will be depositors with qualifying deposits as of March 31, 2009.  The number of shares of common stock to be offered and the exchange ratio for shares of Capitol Federal Financial will be based upon an independent appraisal, assuming shares are issued at $10.00 per share.  In connection with the conversion and subject to the approval of regulators, stockholders and members, Capitol Federal Financial intends to contribute $40 million to the Capitol Federal Foundation.

The reorganization will not affect the existing terms and conditions of deposit accounts and loans with Capitol Federal Savings Bank.  Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, and the Bank's normal business operations will continue without interruption during the conversion and offering process.  Capitol Federal Financial, Inc. intends to retain the Company’s NASDAQ symbol, CFFN, and will continue to be headquartered in Topeka, Kansas.  Following the conversion, Capitol Federal will continue to pursue its existing business strategies, focusing on providing quality service to its customers and building long-term value for its stockholders.

The conversion and reorganization will be subject to approval of the Bank’s depositors and certain borrowers, the Company’s stockholders (including the approval of a majority of the shares held by persons other than the MHC), and the Office of Thrift Supervision.  Subject to such approvals, the conversion and offering are expected to be completed in the third quarter of 2010

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit 99 - Press Release dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: May 6, 2010                       By:  /s/ Kent G. Townsend

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                            Kent G. Townsend, Executive Vice-President
                            and Chief Financial Officer